UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

ACCESS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Stemmons Freeway, Suite 176 Dallas, Texas	75207

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 905-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 4, 2008, Access Pharmaceuticals, Inc. closed the acquisition of Somanta Pharmaceuticals, Inc. In connection with the merger, Access issued an aggregate of 1.5 million shares of Access Pharmaceuticals' common stock to the shareholders of Somanta as consideration. In addition, Access is exchanging all outstanding warrants of Somanta for warrants to purchase 191,991 shares of Access common stock at exercise prices ranging between $18.55 and $69.57 per share.

Mr. Jeffrey B. Davis, Chief Executive Officer and Chairman of the Board of Access, currently also serves as President of SCO Securities LLC. SCO Securities LLC is an affiliate of SCO Capital Partners LLC. SCO Securities LLC previously served as placement agent in conjunction with Access' issuance of Series A Cumulative Preferred Stock. Mr. Davis was a director of Somanta Pharmaceuitcals, Inc. Mr. Davis is the managing member of Lake End Capital LLC. Together, SCO Capital LLC and affilates and Lake End Capital Partners LLC have a beneficial ownership of more than 10% of the voting stock of Access and prior to the merger were beneficial owners of more than 10% of the voting stock of Somanta.

ITEM 7.01      REGULATION FD DISCLOSURE

A copy of the press release issued by us on January 7, 2008 announcing the closing of the acquisition of Somanta Pharmaceuticals, Inc. is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

99.1	Press Release dated January 7, 2008 entitled “Access Pharmaceuticals Closes Acquisition of Somanta Pharmaceuticals”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PHARMACEUTICALS, INC. (Registrant)

By:	/s/ Stephen B. Thompson

Stephen B. Thompson
Vice President, Chief Financial Officer

Date:  January 9, 2008

Exhibit Index

Exhibit No.                Description

99.1        Press release issued by Access Pharmaceuticals, Inc. dated January 7, 2008.